UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 7, 2024

WAVE SYNC CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34113	74-2559866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 West 44th Street, Suite 1001, New York, NY 10036
(Address of principal executive offices)

Registrant’s telephone number, including area code: (852) 98047102

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2023, Hon Man Yun passed away, thereby concluding his position as Chief Executive Officer of Wave Sync Corp. (the “Company”).

On October 7, 2024, the Board of Directors (the “Board”) approved the appointment of Hong Chen, a current member of the Board, as Chief Executive Officer (the “CEO”) and Chairman of the Board of the Company, effective as of October 7, 2024. The Board also approved the appointment of Xiaoyue Zhang, a current member of the Board, as Chief Financial Officer (the “CFO”) of the Company, effective as of October 7, 2024.

On October 7, 2024, the Board also appointed Larry Wu as a member of the Board. Following this appointment, the Board shall consist of Hong Chen and Xiaoyue Zhang as Executive Directors, and Larry Wu, Chiang Hsien, and Ming Yi as Independent Directors.

Larry Wu has served as the President of YW Capital Inc. since October 2019, where he managed several million USD invested in Flawless Auto Mall for a used car floor plan. This is an extension of Mr. Wu’s luxury car export trading and investment business, which he has been operating since 2006, focusing on worldwide sourcing and procurement. Mr. Wu has also served as the President of Bauing Group USA Ltd. since 2016, where he is responsible for Bauing USA’s investments and daily operations, including solar power projects in New York City and New Jersey. Mr. Wu received his Bachelor of Science degree in Physics from Peking University in 1986 and his Master of Science in Physics from Worcester Polytechnic Institute in 1992.

There are no arrangements or understandings between the Company and the newly appointed executive officer or director and any other person or persons pursuant to which each executive officer or director was appointed and there is no family relationship between or among any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

There are no transactions between the Company and any newly appointed executive officer or director that are reportable pursuant to Item 404(a) of Regulation S-K. The Company did not enter into or materially amend any material plan, contract or arrangement with any newly appointed executive officer or director in connection with his or her appointment as a director or executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 10, 2024	WAVE SYNC CORP.

	By:	/s/ Hong Chen
	Name:	Hong Chen
	Title:	Chief Executive Officer

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